As filed with the Securities and Exchange Commission on March 24, 2009

Registration No. 333-
_______________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

CommScope, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4135495 (I.R.S. Employer Identification No.)

1100 CommScope Place, SE
Hickory, North Carolina 28602
(828) 324-2200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Frank B. Wyatt, II
Senior Vice President, General Counsel and Secretary
1100 CommScope Place, SE
Hickory, North Carolina 28602
(828) 324-2200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

___________________

With Copies to:
Lois F. Herzeca, Esq.
Fried, Frank, Harris, Shriver
& Jacobson LLP
One New York Plaza
New York, New York 10004
(212) 859-8000
___________________

        Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

___________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Common Stock, $0.01 par value per share

Preferred Stock, $0.01 par value per share

Senior or Subordinated Debt Securities

Convertible Debt Securities

Warrants

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”

PROSPECTUS	March 24, 2009

CommScope, Inc.

Common Stock
Preferred Stock
Senior or Subordinated Debt Securities
Convertible Debt Securities
Warrants

        We may, from time to time, offer to sell common stock, preferred stock, senior or subordinated debt securities, convertible debt securities and warrants. We refer to our common stock, preferred stock, senior or subordinated debt securities, convertible debt securities and warrants collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for our other securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.

        We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common stock trades on the New York Stock Exchange under the symbol “CTV.”

        Investing in our securities involves risks. See “Risk Factors” on page 3. You should also consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company

CommScope, Inc. is a world leader in infrastructure solutions for communication networks. Backed by strong research and development, we combine technical expertise and proprietary technology with global manufacturing capability to provide customers with infrastructure solutions for evolving global communications networks in more than 130 countries around the world.

Our business is organized into four segments: Antenna, Cable and Cabinet Group (“ACCG”); Enterprise; Broadband; and Wireless Network Solutions (“WNS”).

Our ACCG segment includes product offerings of primarily passive transmission devices for the wireless infrastructure market including base station antennas, coaxial cable and connectors and microwave antennas as well as secure environmental enclosures for electronic devices and equipment used by wireline and wireless providers. The ACCG segment is largely composed of product lines that were part of Andrew Corporation (“Andrew”), which we acquired on December 27, 2007.  We are a global leader in radio frequency (“RF”) subsystem solutions for wireless networks.  We are also a North American leader in developing and providing environmentally secure cabinets to integrate complex equipment for digital subscriber line and fiber-to-the-node deployments by telecommunication service providers.

Our Enterprise segment consists mainly of structured cabling systems for business enterprise applications and connectivity solutions for wired and wireless networks within organizations. The Enterprise segment also includes coaxial cable for various video and data applications that are not related to cable television.  We are a world leader in network infrastructure solutions, delivering a complete end-to-end physical layer solution, including cables and connectivity, enclosures, intelligent software and network design services, for business enterprise applications.

Our Broadband segment consists mainly of coaxial cable, fiber optic cable and conduit for cable television system operators. These products support multi-channel video, voice and high-speed data services for residential and commercial customers using hybrid fiber coaxial architecture.  We are the premier manufacturer of coaxial cable for broadband cable television networks globally.

Our WNS segment consists of base station subsystems and core network products such as power amplifiers, filters, location-based systems, network optimization analysis systems and products and solutions that extend and enhance the coverage of wireless networks, such as RF repeaters and distributed antenna systems. Base station subsystems and RF products cover all of the major wireless standards and frequency bands and are sold individually or as part of integrated systems.

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. By using a shelf registration statement, we and/or certain selling security holders may offer and sell, from time to time, in one or more offerings, the securities described in this prospectus. No limit exists on the aggregate amount of the securities we may sell pursuant to the registration statement.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

We urge you to read carefully both this prospectus and any prospectus supplement accompanying this prospectus, together with the information described under the headings “Where you can find more information” and “Incorporation by reference,” before deciding whether to invest in any of the securities being offered.

References in this prospectus to “CommScope,” “we,” “us,” and “our” are to CommScope, Inc. and its subsidiaries. The term “you” refers to a prospective investor. Our principal executive offices are located at 1100 CommScope Place SE, Hickory, North Carolina 28602. Our phone number is (828) 324-2200.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy and information statements, and the information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov and on our website at www.commscope.com.  Except as set forth below under “Incorporation by reference,” information on our website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.  Our common stock is listed on the New York Stock Exchange (NYSE: CTV), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Incorporation by reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by other information that is included or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC, which contain important information about us:

●
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including the portions of our proxy statement for our 2009 annual meeting of stockholders incorporated by reference therein) filed on February 26, 2009;

●	Our Current Reports on Form 8-K filed on January 21, 2009, February 13, 2009, February 18, 2009, March 3, 2009, March 13, 2009 and March 20, 2009; and
●	The description of our common stock set forth in our Registration Statement on Form 8-A, dated April 24, 1997, as amended.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with SEC rules) from the date of the registration statement

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of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, as appropriate, the information previously filed with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. For purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement contained in the previous document.

You may request a copy of these filings at no cost by writing or calling us at the following address or telephone number: CommScope, Inc., Attention: Investor Relations, 1100 CommScope Place SE, Hickory, NC 28602; telephone (828) 324-2200. The filings are also available on our website at www.commscope.com.  Please note, however, that the information on, or accessible through, our website, other than the documents listed above, is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

Risk factors

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Use of proceeds

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us from our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders.

Description of the securities

We may issue from time to time, in one or more offerings, the following securities:

●	shares of common stock;
●	shares of preferred stock;
●	debt securities, which may be senior or subordinated;
●	convertible senior subordinated debt securities; or
●	warrants exercisable for common stock, preferred stock or debt securities.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, senior or subordinated debt securities, convertible senior subordinated debt securities or warrants that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offering.

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Ratio of earnings to fixed charges and deficiency in the
coverage of earnings to fixed charges

The following table sets forth the ratio of earnings to fixed charges and deficiency in the coverage of earnings to fixed charges for each of the years ended December 31, 2008, 2007, 2006, 2005 and 2004.  We had no preferred stock outstanding for any periods presented.

	Year Ended December 31,
	2008(2)	2007	2006	2005	2004
	(in thousands, except ratios)
Ratio of earnings to fixed charges(1)	–	22.50	15.51	6.85	–
Deficiency in the coverage of earnings to fixed charges(1)	$(236,445)	–	–	–	$(6,272)

(1)
In computing the ratio of earnings to fixed charges or deficiency in the coverage of earnings to fixed charges, earnings consist of income (loss) before income taxes, equity in losses of OFS BrightWave, LLC, net gain on OFS BrightWave, LLC transaction and gain on OFS BrightWave, LLC receivable, plus fixed charges and amortization of capitalized interest.  Fixed charges consist of interest expense, amortization of capitalized expense related to indebtedness and an estimate of the interest component of rent expense under operating leases.  Where earnings are inadequate to cover fixed charges, the deficiency is reported.

(2)
Excluding the non-cash goodwill and other intangible asset impairment charges of $397,093 (pre-tax) during the year ended December 31, 2008, the ratio of earnings to fixed charges for 2008 would be 1.99.

Selling security holders

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.
Legal matters

The validity of any securities issued under this prospectus will be passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

Experts

The consolidated financial statements and financial schedule of CommScope, Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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The consolidated balance sheet as of December 31, 2007, the consolidated statements of operations, stockholders’ equity and cash flows for the two years ended December 31, 2007 and 2006, and the related financial statement schedule for the years then ended incorporated in this prospectus by reference from CommScope’s Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs (1) relating to the effects of the adoption of Statement of Financial Accounting Standards No. 123(R) and FASB Interpretation No. 48 and (2) regarding a change in the composition of the Company’s reportable segments).  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Forward-looking statements

Certain statements in this prospectus and in the documents that we incorporate by reference that are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws and include but are not limited to those statements relating to our business position, plans, transition, outlook, revenues, earnings, margins, accretion, synergies and other financial items, restructuring plans, sales and earnings expectations, expected demand, cost and availability of key raw materials, internal production capacity and expansion, competitive pricing, relative market position and outlook. While we believe such statements are reasonable, the actual results and effects could differ materially from those currently anticipated. These forward-looking statements are identified, in some cases, by the use of certain terms and phrases including but not limited to “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “guidance” and similar expressions.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, continued global economic weakness and uncertainties and disruption in the credit and financial markets; changes in cost and availability of key raw materials and the potential effect on customer pricing; the challenges of achieving anticipated cost-reduction synergies expected from the acquisition of Andrew; the ability to retain qualified employees; customer demand for our products and the ability to maintain existing business alliances with key customers or distributors; competitive pricing and acceptance of products; industry competition and the ability to retain customers through product innovation; concentration of sales among a limited number of customers or distributors; customer bankruptcy; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand or quality standards for our products; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among customers; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; significant international operations and the impact of variability in foreign exchange rates; ability to integrate the CommScope and Andrew businesses; ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; substantial indebtedness as a result of the acquisition of Andrew and maintaining compliance with debt covenants; capital structure changes; tax rate variability; realignment of global manufacturing capacity; delays or challenges related to removing, transporting or reinstalling equipment; protecting or defending intellectual property; ability to obtain capital on commercially reasonable terms; fluctuations in interest rates; the ability to achieve expected sales growth and earnings goals; the outcome of pending litigations and proceedings; and regulatory changes affecting us or the industries we serve. These and other factors are discussed in greater detail in our periodic filings with the SEC. The information contained in this prospectus and in the documents incorporated by reference represents our best judgment at the date of this prospectus based on information currently available. However, we do not intend, and are not undertaking any duty or obligation, to update this information to reflect developments or information obtained after the date of this prospectus.

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Part II
Information not required in prospectus

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).

Amount to be paid
Securities and Exchange Commission registration fee	*
Printing fees	**
Legal fees and charges	**
Accounting fees and expenses	**
Trustee fees and expenses	**
Miscellaneous	**
TOTAL	**

*    In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.

**  Expenses are not presently known but an estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals (each an “Indemnified Party”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than in connection with actions by or in the right of the corporation (a “derivative action”), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that a corporation may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires court approval before there can be any indemnification where an Indemnified Party has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit.

        The Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the registrant provide that directors and officers of the registrant shall not, to the fullest extent permitted by the DGCL, be liable to the Registrant or any of its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as the case may be. The Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the registrant also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors and officers, then the liability of the directors and officers of the registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        The registrant has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. These agreements, among other things, indemnify the registrant’s directors and officers to the fullest extent permitted by Delaware or other applicable state law for certain expenses (including attorneys’ fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person’s service as a director or officer of the registrant or an affiliate of the registrant.

        The registrant maintains directors’ and officers’ liability insurance, under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which directors and officers are parties by reason of being or having been directors or officers of the registrant, as the case may be.

Item 16.    Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
3.1

Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997)

3.1.1

Certificate of Elimination of Series A Junior Participating Preferred Stock of the registrant (incorporated herein by reference to Exhibit 3.1 from the Company’s Current Report on Form 8-K dated January 21, 2009)

3.2	Amended and Restated By-laws of the registrant (incorporated herein by reference to Exhibit 3.2 from the Company’s Current Report on Form 8-K dated January 21, 2009)
4.1	Form of Indenture for Senior Debt Securities(2)
4.2	Form of Indenture for Subordinated Debt Securities(2)
4.3	Form of Indenture for Convertible Senior Subordinated Debt Securities(2)
4.4	Form of Senior Debt Security (included in Exhibit 4.1)

4.5	Form of Subordinated Debt Security (included in Exhibit 4.2)
4.6	Form of Convertible Senior Subordinated Debt Security (included in Exhibit 4.3)
4.7	Form of Warrant Agreement(3)
4.8	Form of Warrant (included in Exhibit 4.7)
4.9	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.2 from the Company’s Registration Statement on Form S-4 (Reg. No. 333-23935) filed June 13, 1997)
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the legality of the securities being registered(2)
12.1	Statement regarding ratio of earnings to fixed charges and deficiency in the coverage of earnings to fixed charges(2)
23.1	Consent of Ernst & Young LLP(2)
23.2	Consent of Deloitte & Touche LLP(2)
23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of eligibility of U.S. Bank National Association, as Trustee under the Indenture for Senior Debt Securities, on Form T-1(2)
25.2	Statement of eligibility of U.S. Bank National Association, as Trustee under the Indenture for Subordinated Debt Securities, on Form T-1(2)
25.3	Statement of eligibility of U.S. Bank National Association, as Trustee under the Indenture for Convertible Senior Subordinated Debt Securities, on Form T-1(2)

_____________________________

(1)           To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference.

(2)           Filed herewith.

(3)           To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

        (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

        (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (8)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on March 24, 2009.

COMMSCOPE, INC
By:	/s/ Frank M. Drendel
Frank M. Drendel
Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Frank M. Drendel, Brian D. Garrett, Jearld D. Leonhardt and Frank B. Wyatt, II, and each of them (with full power to act alone), as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 24th day of March, 2009.

Signature Name	Title
/s/ Frank M. Drendel	Chairman and Chief Executive Officer (Principal Executive Officer)
Frank M. Drendel
/s/ Jearld L. Leonhardt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Jearld L. Leonhardt
/s/ William R. Gooden	Senior Vice President and Controller (Principal Accounting Officer)
William R. Gooden
/s/ Boyd L. George	Director
Boyd L. George
/s/ George N. Hutton, Jr.	Director
George N. Hutton, Jr.
/s/ Katsuhiko Okubo	Director
Katsuhiko Okubo
/s/ Richard C. Smith	Director
Richard C. Smith
/s/ June E. Travis	Director
June E. Travis
/s/ James N. Whitson	Director
James N. Whitson

Index of Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
3.1

Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997)

3.1.1

Certificate of Elimination of Series A Junior Participating Preferred Stock of the registrant (incorporated herein by reference to Exhibit 3.1 from the Company’s Current Report on Form 8-K dated January 21, 2009)

3.2	Amended and Restated By-laws of the registrant (incorporated herein by reference to Exhibit 3.2 from the Company’s Current Report on Form 8-K dated January 21, 2009)
4.1	Form of Indenture for Senior Debt Securities(2)
4.2	Form of Indenture for Subordinated Debt Securities(2)
4.3	Form of Indenture for Convertible Senior Subordinated Debt Securities(2)
4.4	Form of Senior Debt Security (included in Exhibit 4.1)
4.5	Form of Subordinated Debt Security (included in Exhibit 4.2)
4.6	Form of Convertible Senior Subordinated Debt Security (included in Exhibit 4.3)
4.7	Form of Warrant Agreement(3)
4.8	Form of Warrant (included in Exhibit 4.7)
4.9	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.2 from the Company’s Registration Statement on Form S-4 (Reg. No. 333-23935) filed June 13, 1997)
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the legality of the securities being registered(2)
12.1	Statement regarding ratio of earnings to fixed charges and deficiency in the coverage of earnings to fixed charges(2)
23.1	Consent of Ernst & Young LLP(2)
23.2	Consent of Deloitte & Touche LLP(2)
23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

25.1	Statement of eligibility of U.S. Bank National Association, as Trustee under the Indenture for Senior Debt Securities, on Form T-1(2)
25.2	Statement of eligibility of U.S. Bank National Association, as Trustee under the Indenture for Subordinated Debt Securities, on Form T-1(2)
25.3	Statement of eligibility of U.S. Bank National Association, as Trustee under the Indenture for Convertible Senior Subordinated Debt Securities, on Form T-1(2)

_______________________________

(1)           To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference.

(2)           Filed herewith.

(3)           To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.